EXHIBIT 10.5


                                 LOAN AGREEMENT
                                 --------------

         This Loan Agreement (the "Agreement") is made and entered into effective as of this 12th day of March, 2003, by and among American Natural Energy Corporation, an Oklahoma corporation (the "Borrower") and Bank One, N.A., formerly known as Bank One, Michigan, N.A., which was formerly known as NBD Bank (the "Bank").

                              W I T N E S S E T H:

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Bank and the Borrower covenant and agree as follows:

1.       Recitations.
         ------------

         1.1 Credit Agreement. On or about November 24, 1995, Couba Operating Company ("Couba") made, executed and delivered to the Bank a Credit Agreement (the "Credit Agreement").

         1.2 Revolving Credit Note. On or about November 24, 1995, Couba made, executed and delivered to the Bank a Revolving Credit Note in the original amount of $2,000,000 (the "Couba Note").

         1.3 Continuing Security Agreement. On or about November 24, 1995, Couba made, executed and delivered to the Bank a Continuing Security Agreement (the "Security Agreement") providing the Bank with a security interest in all of Couba's assets, including but not limited to, accounts receivable, inventory, equipment and general intangibles.

         1.4 Mortgage. On or about November 24, 1995, Couba made, executed and delivered to the Bank a Mortgage, Security Agreement, Assignment of Production and Financing Statement (the "Mortgage") providing the Bank with a first mortgage on all of Couba's interest in a lease on property located in St. Charles Parish, Louisiana and described on Exhibit "A" to the Mortgage (the "Leasehold Interest").

         1.5 Financing Statements. On or about November 24, 1995, Couba made, executed and delivered to the Bank certain UCC-1 Financing Statements covering all of the Bank's Collateral which were filed in the State of Louisiana and the State of Oklahoma.

         1.6 First Amendment to Credit Agreement. On or about February 27, 1996, Couba made, executed and delivered to the Bank that certain First Amendment to Credit Agreement providing for an increase in Couba's credit facility pursuant to the Credit Agreement to the sum of $2,250,000.00 (the "First Amendment").

         1.7 Revised Revolving Credit Note. On or about February 27, 1996, Couba made, executed and delivered to the Bank a Revised Revolving Credit Note (the "Revised Couba Note") in the original amount of $2,250,000.00.

         1.8 Bankruptcy. On March 14, 2000, an involuntary Chapter 11 Bankruptcy Petition (the "Petition") was filed against Couba in the United States Bankruptcy Court for the Western District of Oklahoma, bearing Case No. 00-11837-WV (the "Bankruptcy Case"). The Bankruptcy Case was later converted to a voluntary case.

         1.9 Borrower's Plan. On June 6, 2001, the Borrower and Couba jointly filed a First Amended Joint Plan of Reorganization proposing to purchase from Couba's bankruptcy estate the assets that are subject to the Bank's Mortgage, Security Agreement and Financing Statements. The First Amended Joint Plan was later amended by the Second Amended Joint Plan of Reorganization (the "Plan"). The Plan was confirmed by the Bankruptcy Court on November 16, 2001.

         1.10 Amendment and Restatement. This Agreement is intended to amend, restate and replace the terms of the Plan that apply to the parties hereto.

2.       Definitions.
         ------------

         2.1 Terms Previously Defined. Except as otherwise specifically set forth, the terms defined in the recitals to this Agreement shall have the same meaning when used below.

         2.2 Other Definitions. As used in this Agreement, the following terms shall have the meanings indicated below, unless the context otherwise requires, and the singular shall include the plural and vice versa.

                  2.2.1 Agreement. and such terms as "herein," "hereof," "hereby," "hereunder," and the like shall mean and refer to this Loan Agreement and any all supplements, modifications or amendments hereto.

                  2.2.2 ANEC Mortgage. The term "ANEC Mortgage" shall mean that certain Mortgage, Security Agreement, Financing Statement and Assignment of Production and Financing Statement executed by Borrower in form and substance acceptable to Bank, granting the Bank a first and prior mortgage lien against the Property subject to that certain Subordination Agreement by and between Bank and Quest Investment Corporation and that certain Subordination Agreement by and between Bank and Transatlantic Petroleum (USA) Corp (collectively the "Subordination Agreements").

                  2.2.3 ANEC Note shall mean the promissory note made, executed and delivered by the Borrower to the Bank in connection with this Agreement, as required by paragraph 4.1 below, which note shall be in


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         form and substance acceptable to Bank, together with any and all renewals, extensions, modifications and restatements thereof.

                  2.2.4 ANEC Security Agreement shall mean that certain First Supplement to Security Agreement and Financing Statement executed by Borrowers in favor of the Bank in form and substance acceptable to Bank, as amended, granting the Bank a security interest in all of the property more particularly described therein.

                  2.2.5 Base Rate shall mean that fluctuating annual rate of interest published by the Bank as its "Prime Rate."

                  2.2.6 Business Day shall mean that portion of any day, other than a Saturday, a Sunday or a legal holiday for commercial banks under the laws of the United States, during which the Bank is open for substantially all of its normal banking functions.

                  2.2.7 CERCLA. The term "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  2.2.8 Code shall mean the Uniform Commercial Code of the State of Oklahoma and the State of Louisiana, as the same may from time to time be in effect.

                  2.2.9 Collateral shall mean and refer to the items of collateral described in paragraph 3.2 of this Agreement.

                  2.2.10 Confirmation Date shall mean the date upon which the Bankruptcy Court enters an Order confirming the Plan pursuant to ss.1129 of the Bankruptcy Code.

                  2.2.11 Debt shall mean and include, as of any date, all items which, in accordance with generally accepted accounting principles, would be included on the liabilities side of the Borrower's consolidated balance sheet, including all obligations under leases which, in accordance with generally accepted accounting principles, would be recorded as capital leases, but excluding stated capital, paid-in capital and retained earnings and deferred income taxes.

                  2.2.12 Default shall mean the occurrence of any event which, but for the giving of notice or the passage of time, or both, would constitute an Event of Default.

                  2.2.13 Effective Date. Effective Date shall be December 31, 2001, which is the forty-fifth (45th) day after the Confirmation Date as set forth in the Plan. By agreement of the parties, an earlier Effective Date may be chosen.


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


                  2.2.14 Environmental Laws. The term "Environmental Laws" shall mean all Laws including, without limitation, all federal, state, or local Laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface, and subsurface strata), including without limitation CERCLA/SARA, RCRA/HSWA, and other Laws relating to (i) Polluting Substances or (ii) the manufacture, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances

                  2.2.15 Event of Default shall mean the occurrence of any of the events specified in paragraph 9.

                  2.2.16 Financing Statements. The term "Financing Statements" shall mean Uniform Commercial Code Financing Statements, as provided for by Revised Article in a form satisfactory to the Bank, for the purpose of providing public notice of the security interests created hereunder or under the terms of any of the other Loan Documents.

                  2.2.17 General Intangibles shall mean all property included within the meaning assigned to that term under Article 9 of the Code, as revised, which is included in the assets Borrower is purchasing from Couba in accordance with the Plan.

                  2.2.18 Highest Lawful Rate. The term "Highest Lawful Rate" shall mean the maximum rate of interest from time to time which the Bank is allowed to contract for, charge for, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

                  2.2.19 HSWA. The term "HSWA" shall mean The Hazardous and Solid Waste Amendments of 1984, as amended.

                  2.2.20 Indebtedness shall mean and include all liabilities, obligations or indebtedness of the Borrower to the Bank, of every kind and description, now existing or hereafter incurred, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, and whether or not of the same or a similar class or character as the Advances and whether or not contemplated by the Bank or the Borrower, together with future advances and all extensions and renewals.

                  2.2.21 Laws. The term "Laws" shall mean all statutes, laws, ordinances, regulations, orders, writs, injunctions or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territorial possession, or any Tribunal.


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


                  2.2.22 The Loan shall mean and refer to the extension of credit from Bank to Borrower evidenced by the ANEC Note.

                  2.2.23 Loan Documents shall mean this Loan Agreement, the Security Agreement, the Mortgage, the ANEC Note, the ANEC Security Agreement, the ANEC Mortgage and all other instruments and documents executed or issued or to be executed or issued pursuant hereto or thereto or in connection with the Loan, and all amendments, modification, extensions and renewals of any of the foregoing. It shall also include this Agreement and any other document or instrument related to the Indebtedness owed to the Bank or executed by the Borrower in connection with its Chapter 11 Plan.

                  2.2.24 Maturity Date. The term "Maturity Date" shall mean the earlier of (i) the occurrence of an Event of Default, or (ii) December 31, 2003.

                  2.2.25 Polluting Substances. The term "Polluting Substances" shall mean all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in CERCLA/SARA, RCRA/HSWA and in the Hazardous Materials Transportation Act ("HMTA"), as amended, and in the regulations adopted and publications promulgated thereto; provided, in the event either CERCLA/SARA, RCRA/HSWA or HMTA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided further, to the extent that the Laws of any State or other Tribunal establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste," or "toxic substance" which is broader than that specified in either CERCLA/SARA, RCRA/HSWA, or HMTA, such broader meaning shall apply.

                  2.2.26 Proceeds shall mean, with respect to the Collateral, property included within the meaning assigned to that term under the Code and, in any event, shall include, but shall not be limited to, (i) any and all Proceeds of any insurance, judgment, indemnity, warranty or guaranty payable to or for the account of Borrower, from time to time, with respect to any of the Collateral; (ii) any and all Proceeds in the form of accounts, collections, contract rights, documents, instruments, chattel paper or general intangibles relating in whole or in part to the Collateral; (iii) any and all payments (in any form whatsoever) made or due and payable to or for the account of Borrower, from time to time, in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental department, commission, board, bureau, authority, agency or body (domestic or foreign); and (iv) as described in any Loan Document.

                  2.2.27 Property. The term "Property" shall collectively mean that certain oil and gas leasehold interest owned by Couba and the underlying real property and minerals as described on Exhibit "A" to the Mortgage.


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


                  2.2.28 RCRA. The term "RCRA" shall mean The Resource Conservation and Recovery Act of 1976, as amended.

                  2.2.29 Receivables shall mean all accounts, accounts receivable and any other obligations or indebtedness owed to Borrower related to or arising from the Collateral; all rights of Borrower to receive any payments in money or kind related to or arising from the Collateral; all guarantees of Receivables and security thereof; all cash or non-cash proceeds of all of the foregoing; all of the right, title and interest of Borrower in and with respect to the goods, services or other property which gave rise to or which secure any of the Receivables, and insurance policies and proceeds relating thereto, and all of the rights of Borrower as an unpaid seller of goods or services related to or arising from the Collateral, including, without limitation, the rights of stoppage in transit, replevin, reclamation and resale; and all of the foregoing, whether now existing or hereafter created or acquired.

                  2.2.30 SARA. The term "SARA" shall mean The Superfund Amendments and Reauthorization Act of 1987, as amended.

                  2.2.31 Tribunal. The term "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, agency or instrumentality.

                  2.3 Accounting Terms. Accounting and financial terms used herein and not otherwise defined with respect to the Borrower's financial statements and financial position shall have the meanings ascribed thereto pursuant to generally accepted accounting principles in effect from time to time, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or Statements of the Financial Accounting Standards Board which may be applicable in the circumstances as of the date involved.

3.       The Bank's Secured Claim.
         -------------------------

         3.1 Amounts Due. The Borrower acknowledges that the Bank is the holder of a secured claim in the Bankruptcy Case by virtue of holding the Couba Note and the Loan Documents and that as of the beginning of business on March 4, 2003, (a) the outstanding balance of the Revised Couba Note was Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) in unpaid principal, (b) the amount of accrued, unpaid interest at the default rate was One Million Three Hundred Eight Thousand Eight Hundred Sixty-Six & 43/100 Dollars ($1,308,866.43);
(c) other amounts were due and payable for attorney fees, costs associated with legal proceedings, appraisal, expert and valuation expenses, and other related costs in the amount of Four Hundred Two Thousand Six Hundred Forty-Two & 49/100 Dollars ($402,642.49) (collectively, the "Indebtedness"). The Borrower acknowledges and agrees that the Indebtedness is absolute, unconditional, due, owing, unpaid and not subject to any offset, crossclaim, demand, claim, suit, action, proceeding, counterclaim or other dispute.


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


         3.2 Collateral and Bank's Secured Status. Pursuant to the Loan Documents executed by Couba, the Bank is the holder of a first mortgage or security interest in and to all assets of Couba including, but not limited to, the Property, Receivables, equipment, machinery and General Intangibles, including all 3-D seismic data (collectively, the "Collateral"). The terms Collateral and Property shall also include: (i) the State Lease and any other property described in the ANEC Mortgage or any other security documents executed herewith or pursuant hereto, and (ii) the Exxon Related Property as described in
Section 7.13. Subject to the Subordination Agreements, Borrower acknowledges and agrees that the Bank's mortgage and security interests are valid and existing first priority liens on the Collateral and in and to all proceeds, products, offspring, rents or profits from the Collateral, and all other cash, negotiable instruments, documents of title, securities, deposit accounts, or other cash equivalents in which Couba and its bankruptcy estate have an interest. The Borrower acknowledges that the Bank is fully secured by the Collateral and that the secured claim of the Bank in Couba's bankruptcy proceeding shall include the Bank's post-Petition interest, reasonable attorney fees and costs.

         3.3 Reaffirmations and Acknowledgments. The Borrower reaffirms and acknowledges the liens granted to the Bank as set forth in the Loan Documents on the Collateral thereunder are valid, continuing, perfected, enforceable, unavoidable and first in priority subject to the Subordination Agreements.

         3.4 The Plan. The Plan jointly filed by Couba and the Borrower provides that the Collateral is to be transferred to the Borrower and that the Borrower will become liable for the Indebtedness on the terms and conditions set forth therein and in this Agreement.

4.       LENDING AGREEMENT.
         ------------------

         Subject to the provisions of this Agreement and the other Loan Documents, the Bank will accept the terms of the Plan and Borrower shall become liable for the Indebtedness on the following terms:

         4.1 Principal. The Loan shall be evidenced by the ANEC Note and shall not exceed the principal amount of One Million Seven Hundred Fifteen Thousand One Hundred Thirty-Three and 96/100s Dollars ($1,715,133.96). The principal amount of the ANEC Note shall be deemed to have been fully advanced as of the date this Agreement is executed.

         4.2 Maturity Date. The entire unpaid principal balance of the ANEC Note plus all accrued interest thereon will be due and payable on the Maturity Date.

         4.3 Interest. The unpaid principal balance outstanding under the ANEC Note shall bear interest at a rate per annum which shall be equal to the lesser of: (i) the Highest Lawful Rate in effect from day to day, or (ii) the Base Rate plus two percent (2.00%) per annum. Interest hereunder shall be calculated on the basis of a 360 day year for the actual number of days in each calendar month.


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


         4.4 Repayment of the Indebtedness. The Borrower shall make quarterly payments of interest with the first payment of interest due 90 days from the date of the ANEC Note and subsequent payments of interest due on the last day of each calendar quarter thereafter until the ANEC Note is paid in full. All outstanding and unpaid principal, all accrued and unpaid interest and any other amounts of Indebtedness outstanding shall be completely due and payable on the Maturity Date. All payments shall be recorded by the Bank on its books and the unpaid balance so recorded or endorsed shall be conclusive evidence of the amount of interest or principal owing thereon, absent manifest error.

         4.5 Default Interest. While any default exists hereunder or under the terms of the ANEC Note or any other Loan Document, in lieu of the interest rate provided in the ANEC Note, all sums owing by the Borrower to the Bank in connection with this Agreement shall bear interest at the rate equal to five percent (5%) per annum in excess of the rate of interest otherwise charged thereunder, but not more than the Highest Lawful Rate, accrued from the date of default to the date on which such default is cured to the satisfaction of the Bank (the "Default Rate").

4.6 Prepayment of Note/Prepayment Penalty. The Borrower shall have the right to prepay the principal balance of the ANEC Note at any time without penalty.

         4.7 No Further Advances. The Bank shall not be obligated to make any advances of new funds to the Borrower.

         4.8 Making of Payments. All payments, including prepayments, of principal of, or interest, shall be made in immediately available funds by the Borrower to the Bank. Whenever a payment is due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day and interest (if any) shall accrue during such extension. All payments shall be made to the Bank at its principal office in Tulsa, Oklahoma, not later than 2:00 p.m., Tulsa time, on the date due, and funds received after that hour shall be deemed to have been received by the Bank on its next following Business Day.

         4.9 Renewal and Extension. In the event the Loan is renewed and extended, then the terms and provisions of this Agreement shall continue in full force and effect, except as may otherwise be agreed in writing by the Borrower and the Bank. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed as obligating the Bank to agree or consent to any such renewal and extension.

         4.10 Maximum Lawful Interest Rate. It is not the intention of the Bank or the Borrower to violate the laws of any applicable jurisdiction relating to usury or other restrictions on the maximum lawful interest rate. The Loan Documents and all other agreements between the Borrower and the Bank, whether written or oral, are hereby limited so that in no event shall the interest paid or agreed to be paid to the Bank for the use, forbearance or detention of money loaned, or for the payment or performance of any covenant or obligation


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


contained herein or in any other Loan Document, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or of any other Loan Document, at the time the performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If from any such circumstances, the Bank shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, such excessive interest shall be applied to the reduction of the principal amount owing hereunder, and not the payment of interest, or if such excessive interest exceeds any unpaid balance of principal, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of monies shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate of interest on account of such indebtedness is uniform throughout the term thereof. This paragraph 4.10 shall control every other provision of the Loan Documents and all other agreements between the Bank and the Borrower contemplated thereby.

         4.11 The Couba Loan Documents. Unless otherwise modified herein, the Borrower assumes and agrees to be bound by all of the terms, conditions, and provisions of the Security Agreement and the Mortgage executed and provided to the Bank by Couba.

5.       CONDITIONS OF LENDING.
         ----------------------

         The obligation of the Bank to perform this Agreement is subject to the performance and existence of all of the conditions in this Agreement and the following:

         5.1 ANEC Loan Documents. The Loan Documents required by this Agreement from ANEC shall have been duly and validly authorized, executed, acknowledged (where appropriate) and delivered to the Bank, all in form and substance satisfactory to Bank and its counsel. The Borrower shall also have provided a certificate (the "Perfection Certificate") of the Borrower providing, under oath, all information required for filing, from time to time, financing statements with respect to the Collateral under the Uniform Commercial Code, 12A O.S. ss.1-9-101 et. Seq. including the Perfection Certificate provided by Borrower in form and substance acceptable to Bank.

         5.2 Cash Payment. On the date of this Agreement, Borrower shall pay the Bank a cash payment in the amount of Two Million Two Hundred Fifty Thousand & 00/100 Dollars ($2,250,000.00).

         5.3 Borrower's Organizational Documents. The Bank shall have been provided with the following, all in form and substance satisfactory to the Bank and Bank's counsel:

                  (a) Resolutions adopted by the Board of Directors of the Borrower duly authorizing the execution, delivery and performance of its obligations under the Loan Documents, certified by its duly elected and acting corporate Secretary, together with certificates of such Secretary as to the incumbency of the officers designated and authorized to execute and deliver the Loan Documents to be executed by ANEC.


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


                  (b) A current certificate issued by the Secretary of State of Oklahoma as to the due organization, existence and good standing of the Borrower.

                  (c) A copy of the Borrower's Articles of Incorporation and By-Laws, and any amendments thereto, certified as true and correct by Borrower's Chief Executive Officer, as of a current date.

         5.4 Perfection: Recordings and Filings. All actions shall have been taken as are necessary or appropriate for Bank to maintain a valid and perfected first mortgage and lien on the Collateral, subject to the Subordination Agreements, including without limitation, the filing and recording of such of the Loan Documents as may be necessary and appropriate.

         5.5 Insurance. Borrower shall have provided to Bank policies of hazard and liability insurance, certified by the appropriate agent, broker or insurer, or certificates and other evidence in respect thereof, in form and substance satisfactory to the Bank, accompanied by satisfactory evidence of payments of premiums therefor, in the following particulars:

                  (a) Liability Insurance. General comprehensive public liability insurance insuring Borrower in an amount of not less than $1,000,000.00 per occurrence, and $5,000,000.00 in the aggregate, by a company acceptable to Bank.

         5.6 Financial Information. Borrower shall have provided Bank with copies of financial statements and such other financial information relating to the Borrower as required by the Loan Documents or as otherwise reasonably required in writing by Bank.

         5.7 Legal Matters. All legal matters incident to the Loan Documents, the ANEC Note, the ANEC Security Agreement and the ANEC Mortgage shall be satisfactory to the Bank and its counsel.

         5.8 No Defaults. There shall have not have occurred and be continuing any Default or Event of Default, and the representations and warranties set forth in the Loan Documents shall be true and accurate.

         5.9 Executed Loan Documents. The Bank shall have received this Agreement, the ANEC Note, the ANEC Mortgage, the ANEC Security Agreement, and any other Loan Documents, all of which shall be fully executed and in sufficient signed counterparts to provide one for the Bank and to record and/or file in all applicable counties, states and other filing offices as the Bank may deem to be desirable, and the ANEC Mortgage and the Financing Statements have been properly filed and/or recorded in the appropriate filing and recording offices.

6.       REPRESENTATIONS AND WARRANTIES.
         -------------------------------

         In addition to the other representations and warranties made herein, the Borrower represents and warrants to the Bank that:


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


         6.1 Borrower's Corporate Existence. The Borrower is and will continue to be a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and duly qualified and licensed as a foreign corporation in all jurisdictions in which it holds any properties or conducts any business, except where failure to be qualified or licensed would not have a material adverse effect on its financial condition, business operations or properties, or render any of its material agreements void or unenforceable, or materially impair its ability to fulfill its obligations under the Loan Documents. The Borrower is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on its business as presently conducted or as contemplated to be conducted.

         6.2 Authority Validity and Binding Nature. The Borrower is duly authorized and empowered to execute, deliver and perform the Loan Documents, and all corporate and other action necessary for such execution, delivery and performance has been duly and validly taken. The Loan Documents to which it is a party are valid and binding obligations of the Borrower enforceable in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not violate any provisions of the Articles of Incorporation or By-Laws of the Borrower.

         6.3 Conflicting Agreements and Restrictions. Neither the execution and delivery of the Loan Documents, nor fulfillment or compliance with the terms and provisions thereof, (i) will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, or result in any violation of any agreement, instrument, undertaking, judgment, decree, order, writ, injunction, statute, law, rule or regulation to which the Borrower is subject, (ii) result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any property now or hereafter owned by the Borrower pursuant to the provision of any mortgage, indenture, security agreement, contract, undertaking or other agreement, other than the Loan Documents and as set forth in the Subordination Agreements, or (iii) will require any authorization, consent, license, approval or authorization of or other action by, or notice or declaration to, or registration with, any court or administrative or governmental department, commission, board, bureau, authority, agency, or body (domestic or foreign), or, to the extent that any such consent or other action may be required, it has been validly procured or duly taken.

         6.4 No Violation of Applicable Law. The Borrower has not violated and is not violating any applicable statute, regulation or ordinance of the United States of America or any foreign country, or of any state, municipality or any other jurisdiction, or of any agency thereof, which violation has or is likely to have a material adverse effect on the financial condition, business operations or properties of the Borrower taken as a whole or materially impair the Borrower's ability to fulfill its obligations under the Loan Documents.

         6.5 Taxes. The Borrower has filed all federal, state, local, county and foreign tax returns required by law to be filed, has paid all material taxes, assessments and similar charges (collectively referred to as "Taxes") shown to be due and payable on said returns, and has paid all other Taxes imposed upon it, to the extent that such Taxes have become due, except those being diligently contested by appropriate legal proceedings in good faith and against which


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


reserves have been established in conformity with generally accepted accounting principles. As of the date of this Agreement, no extensions of time are in effect for assessments of deficiencies for federal income taxes of the Borrower. For purposes of this paragraph, Taxes owing to a particular taxing authority or governmental agency shall not be considered material if they do not exceed $5,000 in the aggregate (excluding sales taxes).

         6.6 Survival of Representations. All representations and warranties made herein or in any other Loan Documents will survive the delivery of the Notes and any investigation at any time made by or on behalf of the Bank shall not diminish its rights to rely thereon. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower under or pursuant to this Agreement or any other Loan Documents or in connection with the transactions contemplated hereby or thereby shall constitute representations and warranties made hereunder.

7.       AFFIRMATIVE COVENANTS.
         ----------------------

         Until the Indebtedness is paid in full, the Borrower agrees to perform or cause to be performed the following unless the Bank shall otherwise consent in writing:

         7.1 Reports Certificates and Notifications.

                  7.1.1 Annual Financial Statements. Commencing with the Borrower's current fiscal year, within one hundred twenty (120) days after the close of each fiscal year, the Borrower will furnish to the Bank a copy of an annual audited financial statement of the Borrower prepared on a consolidating and consolidated basis and in conformity with generally accepted accounting principles applied on a consistent basis, by independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Bank. All financial statements required to be produced to the Bank shall be prepare in accordance with Generally Accepted Accounting Principles ("GAAP").

                  7.1.2 Interim Financial Reports. Within forty-five (45) days after the end of each month, the Borrower will furnish to the Bank a copy of an unaudited financial statement of the Borrower, signed by the Chief Executive Officer or Chief Financial Officer of Borrower, prepared in accordance with generally accepted accounting principals, consistently applied from prior periods, and containing at least a balance sheet as of the close of such month and a statement of earnings for such month and for the period from the beginning of such fiscal year to the close of such month.

                  7.1.3 Tax Returns. Borrower will furnish Bank with a full, true and correct copy of Borrower's Federal income tax return within ten (10) days from the date said return is filed.

                  7.1.4 Other Financial Information. Within ten (10) days from request, Borrower will furnish the Bank with such other information concerning the business, operations and financial condition of the Borrower as may be reasonably requested by the Bank, from time to time.

                  7.1.5 Litigation. The Borrower will promptly furnish the Bank with written notice if at any time there are pending lawsuits or other legal proceedings against either the Borrower where the aggregate amount sued for or the total value of the property involved is in excess of $50,000.00, or is not otherwise adequately covered by insurance. Thereafter, the Borrower will keep the Bank informed on a current basis as to status of all such litigation until all matters are settled or adjudicated.

                  7.1.6 Notification of Liens. The Borrower will notify the Bank of the existence or asserted existence of any mortgage, pledge, lien, charge or encumbrance on any of the properties of the Borrower, personal or real, tangible or intangible, forthwith upon the Borrower's obtaining knowledge thereof, excluding only: (i) encumbrances, if any, in favor of the Bank, Quest Investment Corporation and Transatlantic Petroleum (USA) Corp; (ii) deposits to secure payment of worker's compensation, unemployment insurance and similar benefits; (iii) statutory liens arising in the ordinary course of the Borrower's business which secure current obligations of the Borrower which are not in default.

         7.2 Books. Records and Inspections. The Borrower will maintain adequate and accurate books and records of account in conformity with generally accepted accounting principles, consistently applied.

         7.3 Taxes. Other Liens. The Borrower will pay when due all taxes, assessments, governmental charges or levies, and all claims for labor, materials, supplies, rent and other obligations which, if unpaid, might become a lien against its property, excluding only liabilities being diligently contested in good faith by appropriate legal proceedings and against which there are established reserves in conformity with sound business practices and generally accepted accounting principles.

         7.4 Maintenance. The Borrower will maintain its existence, remain licensed or qualified and in good standing in each jurisdiction in which it holds any properties or conducts any business, except where failure to be qualified or licensed would not have a material adverse effect on the financial condition, business operations or properties of the Borrower, taken as a whole, or render any of Borrower's material agreements void or unenforceable, or materially impair the Borrower's ability to fulfill its obligations under the Loan Documents. The Borrower will maintain all franchises, permits, trademarks, trade names, and licenses necessary or useful in the operation of its business as heretofore operated and as to be operated as contemplated hereby, subject to changes in the ordinary course of business, and maintain or cause to be maintained all of its properties in good and workable condition, repair, and appearance, and protect the same from deterioration, other than normal wear and tear, at all times.

         7.5 Compliance with Laws. The Borrower will comply in all material respects with all statutes, laws, rules or regulations to which it is subject or by which its properties are bound or affected, including without limitation, (i) those pertaining or relating to environmental standards and controls and hazardous waste disposal, (ii) those pertaining to occupational health and safety standards, (iii) those pertaining to equal employment and credit practices and civil rights, and (iv) those pertaining to its business or operations, except to the extent that any of the foregoing are being diligently contested in good faith by appropriate legal proceedings and against which there are established reserves in conformity with sound business practices and generally accepted accounting principles. Borrower will promptly notify Bank in the event Borrower receives any notice from any governmental agency of any alleged failure to comply with any such laws, rules or regulations.

         7.6 Further Assurances. The Borrower will promptly cure any defects or omissions in the execution and delivery of, or the compliance with the Loan Documents, or the conditions described therein, including the execution and delivery of additional documents reasonably requested by the Bank.

         7.7 Access. The Bank shall have the right to examine and copy the books and records of the Borrower and to discuss with the Borrower its affairs, finances and accounts. Any authorized representative of the Bank will be afforded access to any property owned by the Borrower during normal business hours upon reasonable prior notice. The Bank agrees to maintain any records of Borrower in Bank's possession in strict confidence.

         7.8 Insurance. Policies of insurance will be maintained by the Borrower with insurance companies satisfactory to the Bank, in amounts and against risks satisfactory to the Bank, to the extent insurance coverage is required by applicable state and federal regulatory agencies or is consistent with insurance coverage customarily or typically maintained by similar businesses which are similarly situated, and the Bank will be furnished with a certificate of insurance in form and substance satisfactory to the Bank. The Borrower will not commit or suffer to be committed any act whereby any insurance required hereby shall or may be suspended, impaired or defeated, nor will the Borrower suffer or permit its properties to be used in a manner not permitted under any applicable policy of insurance then in effect.

         7.9 Financial Covenants. Intentionally left blank.

         7.10 Laws and Permits. To comply with all Laws, ordinances and regulations applicable to the operation of the Property and the Borrowers, at the Bank's request, shall allow the Bank, during normal business hours, to inspect the original or true copies of all permits required with respect to the Property. In the event such permits, or any of them are revoked by any Tribunal or other body having jurisdiction, and the revocation of such permits has not been set aside within sixty (60) days thereof, such will constitute an Event of Default under the ANEC Mortgage and the other Loan Documents and the Bank may exercise any and all of its remedies thereunder. Borrowers will use their best efforts to promptly comply with any and all requirements of any applicable Tribunal, and furnish the Bank, upon request, with evidence of such compliance.

         7.11 Operation of the Property. At all times while owning and operating the Property, the Borrowers covenant and agree that:

                  7.11.1 Borrower shall comply with the requirements of all applicable federal, state and local environmental, occupational health, safety and sanitation Laws, ordinances, codes, rules and regulations, permits, licenses and interpretations and orders of regulatory and administrative Tribunals with respect thereto. Without limiting the generality of the foregoing, Borrowers agree to comply with all requirements of CERCLA/SARA and RCRA/HSWA, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, all as amended, and all air, water and hazardous and solid waste Laws of the State of Louisiana,

                  7.11.2 Borrowers shall immediately notify the Bank of and provide the Bank with copies of any notifications of discharges or releases or threatened releases or discharges of a Polluting Substance on, upon, into, or from Borrower's Property which are given or required to be given by or on behalf of Borrower to any federal, state or local Tribunal, and such copies of notifications shall be delivered to the Bank at the same time as they are delivered to the Tribunal. Borrower further agrees to promptly undertake and diligently pursue to completion any appropriate and legally required or authorized remedial containment and cleanup action in the event of any release or discharge or threatened release or discharge of a Polluting Substance on, upon, into or from such Borrower's Property, and

                  7.11.3 At all times while owning and operating the Property, Borrowers agree to maintain and retain complete and accurate records of all releases, discharges or other disposal of Polluting Substances on, onto, into or from any Borrower's Property, including without limitation, records of the quantity and type of any Polluting Substances disposed of on or off such Property.

         7.12 Indemnities. Effective as of December 31, 2001, the Borrower hereby agrees to jointly and severally indemnify, defend and hold the Bank and any purchaser through foreclosure and each of their officers, directors, employees, agents, consultants, attorneys, affiliates, transferees, successors and assigns harmless from and against, and to reimburse said persons in full with respect to, any and all loss, liability, damage, fines, penalties, costs and expenses, of every kind and character, including reasonable attorneys' fees and court costs, known or unknown, fixed or contingent, occasioned by or associated with any claims, demands, causes of action, suits and/or enforcement actions, including any administrative or judicial proceedings, and any remedial, removal or response actions ever asserted, threatened, instituted or requested by any persons, including any Tribunal, arising out of or related to: (a) the breach by Borrower of any representation or warranty contained in this Agreement; (b) the failure of Borrower to perform any of its covenants or obligations contained in this Agreement; (c) the ownership, construction, occupancy, operation and use of the Property from the Effective Date through the earlier of the date on which (i) the Loan has been paid and performed in full and the Loan Documents have been released, or (ii) the Collateral has been sold by Bank following Bank's ownership of the Collateral by way of foreclosure of the liens granted pursuant hereto, deed in lieu of such foreclosure or otherwise (the "Release Date"); provided, however, this indemnity shall not apply with respect to matters caused by or arising solely from the Bank's activities during any period of time the Bank acquires ownership of the Collateral.

         The indemnity contained in the preceding paragraph applies, without limitation, to any violation that arises on the Effective Date through the Release Date of any Environmental Law and any liability or obligation relating to the environmental conditions on, under, or about the Property or the Collateral that arises on the Effective Date through the Release Date (including without limitation: (a) the presence on, upon or in the Property or the Collateral, or the release, discharge or threatened release on, upon or from the Property, of any Polluting Substances generated, used, stored, treated, disposed of or otherwise released from the Effective Date through the Release Date, and
(b) any and all damage to real or personal property or natural resources and/or harm or injury including wrongful death, to persons alleged to have resulted from such release of any Polluting Substances regardless of whether the act, omission, event or circumstances constituted a violation of any Environmental Law at the time of its existence or occurrence). The term "release" shall have the meaning specified in CERCLA/SARA and the terms "stored," "treated," and "disposed" shall have the meanings specified in RCRA/HSWA; provided, however, that in the event such terms have broader meanings under the laws of the State of Louisiana, as the same may be amended from time to time, then such broader meanings shall apply.

         The provisions of the two foregoing paragraphs shall be in addition to any other obligations and liabilities the Borrower may have to the Bank at common law and shall survive the Release Date and shall continue thereafter in full force and effect. The Bank agrees that in the event that such claim, suit or enforcement action is asserted or threatened in writing or instituted against it or any of its officers, employees or agents, or that remedial, removal or response action is requested of the Bank or any of its officers, employees or agents for which the Bank may desire indemnity or defense hereunder, the Bank shall give written notification thereof to the Borrower.

         7.13 Development Agreement. Borrower acknowledges that specific leases have not been entered into by Borrower with respect to that certain Development Agreement dated November 22, 2002, by and between Borrower and Exxon Mobil Corporation (the "Development Agreement"). Should Borrower enter into any lease, prospect, drill prospect, opportunity, action or any other agreement, under the Development Agreement (collectively the "Exxon Related Property"), it shall within five (5) days thereof provide written notice of such to Bank. In such an event, Borrower shall execute, sign, deliver and provide to Bank any documentation necessary for the Bank to perfect a mortgage, lien, or encumbrance in the Borrower's rights under the Development Agreement including, but not limited to mortgages, security agreements, and UCC-1 Financing Statements. Borrower agrees that it will provide the Bank with a calendar quarterly certified report describing all activity, leases, prospects and agreements that have occurred under the Development Agreement beginning on June 30, 2003.

8.       NEGATIVE COVENANTS.
         -------------------

         So long as any Indebtedness is unpaid, the Borrower will not perform or permit to be performed any of the following acts unless the Bank shall otherwise agree in writing:

         8.1 Creation or Existence of Liens. The Borrower will not create, assume or suffer to exist any mortgage, pledge, lien, charge or encumbrance on any of the Collateral, excluding only: (i) encumbrances in favor of the Bank, Quest Investment Corporation and Transatlantic Petroleum (USA) Corp; (ii) deposits to secure payment of worker's compensation, unemployment insurance and similar benefits; (iii) statutory liens, against which there are established reserves in accordance with generally accepted accounting principles, and which
(a) are being contested in good faith by appropriate legal proceedings, or (b) arise in the ordinary course of the Borrower's business and secure current obligations of the Borrower which are not in default; (iv) liens for property taxes not yet due, and (v) liens required by the Plan.

         8.2 Limitation on Dividends and Redemption. Borrower will not directly or indirectly (i) declare or pay, or become obligated to declare or pay, any dividends or set apart any sum or any of its assets for the payment of dividends, or make any other distribution, by reduction or capital or otherwise, in respect of any class of stock of the Borrower, (ii) purchase, redeem or otherwise retire any such shares or apply or set apart any sum or any of is assets therefor, or (iii) otherwise make any payments in cash or assets to any stockholder, other than reasonable compensation for services rendered. For the purpose of this paragraph, references to stock of the Borrower shall include options or warrants to purchase such shares.

         8.3 Changes to Method of Accounting. The Borrower will not make any material change in its method of accounting for purposes of the reporting requirements of this Agreement, except as may be mandated by generally accepted accounting principles and with the consent of the Borrower's independent certified public accountants.

         8.4 Sale-Leaseback Transactions. The Borrower will not make any sale, transfer or disposition of any of the Collateral in a sale-leaseback transaction.

         8.5 Payments on Subordinated Debt. The Borrower will not make any payment of principal on its debts that are subordinated to the Bank, and will pay interest only as and when due under the express terms of the subordinated debt. Upon the occurrence of an Event of Default, Borrower will make no payments on its debt subordinated to the Bank without Bank's prior consent.

         8.6 Conveyances; Encumbrances. Borrowers will not sell, transfer, lease or convey all or any portion of the Collateral (except for those certain transactions with Quest Investment Corporation and Transatlantic Petroleum (USA)
Corp), nor create, assume or suffer to exist any mortgage, pledge, security interest, lien or encumbrance on the Collateral (excluding those in favor of

Quest Investment Corporation and Transatlantic Petroleum (USA) Corp), without the Bank's prior written consent, except as may be allowed by the Plan.

9.       EVENTS OF DEFAULT.
         ------------------

         The occurrence of any of the following events, unless waived in writing by the Bank, shall constitute an "Event of Default":

         9.1 Nonpayment. The failure of the Borrower to make any payment required by this Agreement or the ANEC Note when the same shall have become due and payable; or,

         9.2 Other Nonpayment. The failure of the Borrower to pay any other amount due and payable to the Bank under the terms of the Loan Documents within ten (10) calendar days after the date any such payment shall have become due and payable; or,

         9.3 Representations and Warranties. Any representation, statement, certificate, schedule or report made or furnished to the Bank by or on behalf of the Borrower or the Guarantor proves to have been false or erroneous in any material respect as of the date on which such representation was made, or any warranty ceases to be complied with in any material respect, and the Borrower or the applicable Guarantor fails to correct such false or erroneous representation or to comply with such warranty within twenty (20) Business Days after written notice thereof from the Bank (provided that no notice or opportunity to cure need be given if by its nature the false representation or breach of warranty is incapable of being corrected); or,

         9.4 Covenants. The failure of the Borrower to perform or observe any of the covenants or agreements contained in of this Agreement and continuance thereof

         9.5 Other breach of Covenants. The failure of the Borrower to perform or observe any other covenant or agreement contained in any other Loan Documents and continuance thereof beyond the expiration of any applicable grace period expressly stated therein; or,

         9.6 Insolvency. The Borrower shall (i) apply for or consent to the appointment of a custodian, receiver, trustee or liquidator of the Borrower or any of its properties, (ii) admit in writing the inability to pay, or generally fail to pay, its Debts as they become due, (iii) make a general assignment of the benefit of creditors, (iv) commence any proceeding relating to the bankruptcy, reorganization, liquidation, receivership, conservatorship, insolvency, readjustment of debt, dissolution, or liquidation of the Borrower, or if action should be taken by the Borrower for the purpose of effecting any of the foregoing, (v) suffer any such appointment or commencement of a proceeding as described in clause (i) or (iv) of this paragraph, which appointment or proceeding is not terminated or discharged within thirty (30) days, or (vi) become insolvent; or,

         9.7 Judgment. Entry by any court of a final judgment or judgments against the Borrower and/or the Guarantor for an aggregate amount in excess of $250,000.00 or the attachment of, levy upon or garnishment of any of their respective properties having a fair market value in an aggregate amount in excess of $250,000.00, which in either case is not discharged to the satisfaction of the Bank within thirty (30) days thereafter; provided, however, that no Default or Event of Default shall occur if any such judgment has been appealed and execution thereon stayed by the posting of a supersedes bond; or,

         9.8 Maturity of Other Debt. The acceleration by the holder of the maturity of any indebtedness for borrowed funds of the Borrower to any other person or entity for an aggregate amount in excess of $50,000.00, or the Borrower shall be in material breach of or default under any material agreement with any person or entity and such breach or default shall remain unremedied for a period of thirty (30) days.

10.      REMEDIES.
         ---------

         10.1 Acceleration of Indebtedness. Upon the occurrence of any Event of Default specified in paragraph 9.1, the Indebtedness shall become immediately due and payable, all without notice or demand. Upon the occurrence of any other Event of Default specified in paragraph 9, the Bank, without further notice or demand, may, at its option, declare all Indebtedness to be immediately due and payable, whereupon the same shall be forthwith due and payable. The Bank will promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. Upon such acceleration of maturity, the Bank shall be entitled to exercise all remedies available to it under the Loan Documents or otherwise under applicable law, including without limitation:
(i) terminating the Bank's obligations and the Borrower's rights under this Agreement, and (ii) commencing one or more actions against the Borrower and/or the Guarantor to reduce the claim of the Bank against the Borrower and/or the Guarantor to judgment. In the event the Bank elects to enforce its rights under any one or more of the Loan Documents selectively and successively, such action shall not be deemed a waiver or discharge of any other right until such time as the Bank shall have been paid in full all Indebtedness.

         10.2 Waiver of Default. The Bank may, by an instrument in writing, waive any Default or Event of Default and any of the consequences of such Default or Event of Default, and, in such event, the Bank, the Borrower shall be restored to its respective former positions, rights and obligations hereunder. Any Default or Event of Default so waived shall for all purposes of this Agreement be deemed to have been cured and not be continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequence of such subsequent or other Default or Event of Default.

         10.3 Deposits; Setoff. Regardless of the adequacy of any collateral held by the Bank, any deposits or other sums credited by or due from the Bank to the Borrower shall at all times constitute collateral security for the Indebtedness and, upon the occurrence of an Event of Default, may be set off against the absolute or contingent, due or to become due, now existing or hereafter arising, Indebtedness of the Borrower to the Bank. The rights granted by this paragraph 10.3 shall be in addition to the rights of the Bank under any statutory banker's lien or the common law right of set off. This paragraph shall not apply to any monies of which the Borrower is only the beneficial owner, regardless of the name in which the money is deposited, nor shall this paragraph apply to any monies which the Borrower is contractually obligated to spend in whole or in part for the accounts of others, provided that the Borrower shall have established special accounts or given the Bank written notice that particular funds are beneficially owned by others or are dedicated for particular expenditures. If the Borrower fails to establish such special accounts and fails to give such notice, the Bank may assume that funds on deposit to the account of the Borrower belong solely to the named depositor and are subject to this paragraph .

11.      TERM.
         -----

         This Agreement shall remain in full force and effect until all Indebtedness of Borrower to Bank has been paid in full.

12.      GENERAL PROVISIONS.
         -------------------

         12.1 Hold Harmless. Except for a successful claim against the Bank by the Borrower, the Borrower will indemnify and hold the Bank, and any participant in any or one or more of the Loans, harmless from all liability, loss, damages or expense, including reasonable attorney's fees, that the Bank or any such participant may incur in good faith as a result of entering into the Loan Documents, or in compliance with or in the enforcement of the terms of the Loan Documents.

         12.2 Cumulative Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right or remedy under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right thereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.

         12.3 Notices. All notices, requests and demands shall be served in person or delivered by registered or certified mail as follows:

                   The Borrower     American Natural Energy Corporation
                                    7030 South Yale, Suite 404
                                    Tulsa, Oklahoma 74136

                  The Bank          Bank One, N.A.
                                    Managed Asset Division
                                    Mail Code OK2-6045
                                    15 East 5th Street
                                    Tulsa, Oklahoma 74103

or at such other address as to the other party hereto shall designate for such purpose in a written notice to the other party hereto. Notices served in person shall be effective and deemed given when delivered, and notices sent by mail shall be effective and deemed given on the second Business Day following deposit in the U.S. mail, postage prepaid; provided, however, that any notice changing the address to which notice shall be sent shall only be effective when actually received by the party to whom it is directed.

         12.4 Construction; Applicable Law. Irrespective of the place of execution, this Agreement and all other Loan Documents shall be deemed executed in Oklahoma County, Oklahoma, and shall be construed in accordance with the laws of the State of Oklahoma. Nothing in this Agreement shall be construed to constitute the Bank as a joint venturer with the Borrower or to constitute a partnership. The descriptive headings of the paragraphs of this Agreement are for convenience only and shall not be used in the construction of the content of this Agreement.

         12.5 Binding Effect. This Agreement and the other Loan Documents shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided that, without the prior, written consent of the Bank, the Borrower will not assign or transfer any of its interest, rights or obligations arising out of or relating to the Loan Documents.

         12.6 Severability. In the event any one or more of the provisions contained in this Agreement or the other Loan Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect and in any jurisdiction, (i) such invalidity, illegality or unenforceability shall not affect any other provision thereof, (ii) the remaining provisions shall continue in full force and effect, and (iii) such invalid, illegal or unenforceable provision shall not be affected in any other jurisdiction.

         12.7 Entire Agreement; Conflicting Provisions. This Agreement constitutes the entire agreement of the parties hereto with respect to the Loan and all matters arising out of or related thereto. In the event of any direct conflict between or among the provisions of this Agreement and the provisions of any other Loan Document(s), the provisions on this Agreement shall control.

         12.8 Waivers. No act, delay, omission or course of dealing between or among the parties hereto will constitute a waiver of their respective rights or remedies under this Agreement or the other Loan Documents. No waiver, change, modification or discharge of any of the rights and duties of the parties hereto will be effective unless contained in a written instrument signed by the party sought to be bound.

         IN WITNESS WHEREOF, the Bank and the Borrower have caused this Agreement to be duly executed in multiple counterparts, each of which shall be considered an original, as of the date first above written.

                  BORROWER:          American Natural Energy Corporation


                                     By:
                                          --------------------------------------
                                          Name:
                                                --------------------------------
                                          Titile:
                                                  ------------------------------


                   BANK: Bank One, N.A., formerly known as Bank One, Michigan, N.A., formerly known as NBD Bank


                                     By:
                                          --------------------------------------
                                          Name:
                                                --------------------------------
                                          Titile:
                                                  ------------------------------